Exhibit 21


                          SUBSIDIARIES OF BNCCORP, INC.


The following is a list of all subsidiaries of the Company, including their state of incorporation or organization.


          Name                                        Incorporated In

      BNC National Bank                               North Dakota

      Bismarck Properties, Inc.                       North Dakota

      BNC National Bank of Minnesota                  Minnesota

      BNC Financial Corporation                       Minnesota




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